AMENDMENT NO. 1

to

EMPLOYMENT AGREEMENT

dated June 6, 2013

by and between
AXIS Specialty Limited (the “Company”)
and
John Gressier (the “Executive”)

WHEREAS, the Company and the Executive entered into an employment agreement dated as of December 31, 2010 (the “Agreement”);

WHEREAS, the Compensation Committee of the Board of Directors of AXIS Capital Holdings Limited (“Parent”), the Company and the Executive have determined that it is in the best interests of the Company and its shareholders to extend the Executive's service as the Chief Executive Officer of the AXIS Insurance unit of Parent through the period ending December 31, 2016;

WHEREAS, the Executive desires to extend his employment through the period ending December 31, 2016;

WHEREAS, the Company and the Executive desire to amend the Agreement to reflect the extension of the Executive's employment pursuant to the terms and conditions of the Agreement;

NOW, THEREFORE, the Agreement is hereby amended, effective as of the date hereof, as follows:

1.	Section 3(a) of the Agreement is hereby modified by deleting the reference to "December 31, 2013" and replacing it with "December 31, 2016" in lieu thereof.

2.
Section 4(h) of the Agreement is hereby modified by: (i) deleting all references to “2013” therein and replacing such references with “2016”; and (ii) deleting all references to “2014” therein and replacing such references with “2017”.

3.	Except as set forth herein, all other terms and conditions of the Agreement (as previously amended) shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

AXIS Specialty Limited

By: /s/ Albert A. Benchimol
Name: Albert A. Benchimol
Title: Chief Executive
Officer and President

John Gressier

By: /s/ John Gressier